EXHIBIT 99.1

[MGI PHARMA LOGO]

NEWS RELEASE	CONTACTS:
	INVESTORS	MEDIA
For Release On	Jennifer Davis	Dave Melin
July 14, 2004 at 7:00 am ET	212-697-1976	952-346-4749
	IR@mgipharma.com	media@mgipharma.com

MGI PHARMA AND ALPHARMA ENTER INTO PROMOTION AGREEMENT FOR

KADIAN® IN CANCER PAIN

MINNEAPOLIS, July 14, 2004 — MGI PHARMA, INC. (Nasdaq: MOGN), an oncology-focused biopharmaceutical company, announced today that it has entered into a three year agreement with Alpharma, Inc. to promote Alpharma’s sustained release morphine sulfate product, Kadian®. Under the terms of this promotion agreement, MGI PHARMA will market Kadian in the United States to oncology health care professionals for moderate to severe pain associated with cancer. Kadian is currently marketed by Alpharma to pain specialists in the United States.

“We are excited to promote Kadian for cancer pain,” said Lonnie Moulder, president and chief executive officer of MGI PHARMA. “We believe Kadian is an excellent fit with MGI PHARMA’s expertise and capabilities in the oncology market. This agreement represents an immediate opportunity to leverage the efforts of our outstanding oncology sales and marketing organization to bring value to oncology patients and health care providers while generating additional revenue.”

Initially, MGI PHARMA and Alpharma will equally share profit contribution related to sales of Kadian for oncology applications. Additional financial terms and details of the agreement were not disclosed. MGI PHARMA expects to launch Kadian into the oncology market during the second half of 2004.

“The majority of cancer patients experience pain as a symptom during the course of cancer treatment, and we believe Kadian has the opportunity to play an important role in the oncology-related pain market,” said Ed Rubenstein, senior vice president, medical and commercial development at MGI PHARMA. “The convenience of Kadian’s once or twice per day dosing profile combined with the availability of several dosage strengths may better enable cancer clinicians to consistently manage cancer patients’ pain.”

MGI PHARMA will broadcast its quarterly investor conference call live over the Internet today, Wednesday, July 14, 2004 at 1:00 p.m. Eastern Time. The Company’s executive management team will review 2004 first quarter financial results, discuss operations and the Kadian promotion agreement, and provide guidance on MGI PHARMA’s business outlook. All interested parties are welcome to access the webcast via the Company’s Web site at www.mgipharma.com. The audio webcast will be archived on the Company’s Web site for a limited period of time.

About MGI PHARMA

MGI PHARMA, INC. is an oncology-focused biopharmaceutical company that acquires, develops and commercializes proprietary products that address the unmet needs of cancer patients. MGI PHARMA has a portfolio of proprietary pharmaceuticals, and intends to become a leader in oncology. MGI PHARMA markets Aloxi™ (palonosetron hydrochloride) injection, Salagen® Tablets (pilocarpine hydrochloride) and Hexalen® (altretamine) capsules in the United States. The Company directly markets its products in the U.S. and collaborates with partners in international markets. For more information about MGI PHARMA, please visit www.mgipharma.com.

This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of Aloxi™ injection to compete successfully with other anti nausea and vomiting treatments; continued sales of MGI PHARMA’s other marketed products; development or acquisition of additional products; reliance on contract manufacturing and third party supply; changes in strategic alliances; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its most recently filed Form 10Q or 10-K. MGI PHARMA undertakes no duty to update any of these forward-looking statements to conform them to actual results.

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